UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 10, 2023, Integra LifeSciences Holdings Corporation (the “Company”) issued a press release announcing certain unaudited, preliminary fourth quarter and full-year 2022 financial results. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, the Company provided unaudited, preliminary fourth quarter and full-year 2022 organic revenues and adjusted earnings per diluted share results.

The Company believes that the presentation of organic revenues and adjusted earnings per diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses non-GAAP financial measures in the form of organic revenues and adjusted earnings per diluted share when evaluating operating performance, because we believe the inclusion or exclusion of the items described below, for which the amounts and/or timing may vary significantly, for which the amounts are non-cash in nature, or for which the amounts are not expected to recur at the same magnitude, provides a supplemental measure of our operating results that facilitates comparability of our financial condition and operating performance from period to period against our business model objectives and against other companies in our industry. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our core business and the valuation of our Company. In addition, since the Company has historically provided non-GAAP guidance to the investment community, we believe the continued inclusion of non-GAAP guidance provides consistency in the information made available to investors.

Organic revenues and adjusted earnings per diluted share are significant measures used by management for purposes of:
•supplementing the financial results and forecasts reported to the Company's board of directors
•evaluating, managing and benchmarking the operating performance of the Company;
•establishing internal operating budgets;
•determining compensation under bonus or other incentive programs;
•enhancing comparability from period to period;
•comparing performance with internal forecasts and targeted business models; and
•evaluating and valuing potential acquisition candidates.

Neither organic revenues nor adjusted earnings per diluted shares are calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the revenues, costs or benefits associated with the operations of the Company's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company expects to continue to acquire businesses and product lines and to incur expenses of a nature similar to many of the non-GAAP adjustments described herein, and exclusion of these items from its adjusted financial measures should not be construed as an inference that all of these revenue adjustments or costs are unusual, infrequent or non-recurring. Some of the limitations in relying on the adjusted financial measures are:

•The Company periodically acquires other companies or businesses, and we expect to continue to incur acquisition-related expenses and charges in the future. These costs can directly impact the amount of the Company's available funds or could include costs for aborted deals which may be significant and reduce GAAP net income
•All of the adjustments to GAAP net income have been tax affected at the Company's actual tax rates. Depending on the nature of the adjustments and the tax treatment of the underlying items, the effective tax rate related to adjusted net income could differ significantly from the effective tax rate related to GAAP net income.

Organic Revenues

The measure of organic revenues we report reflects the increase in total revenues projected for the quarter ended December 31, 2022 (compared to the fourth quarter of 2021) and projected for the full-year 2022 adjusted, in each case, for currency exchange rates, revenues from acquisitions, revenues from divested products, and product discontinuations on current period revenues. We provide this measure because changes in foreign currency exchange rates can distort our revenue reduction favorably or unfavorably, depending upon the strength of the U.S. dollar in relation to the various foreign currencies in which we generate revenues. We generate significant revenues outside the United States in multiple foreign currencies. We believe this measure provides useful information to determine the success of our international selling organizations in increasing sales of products in their local currencies without regard to fluctuations in currency exchanges rates, which we do not control. Additionally, significant divestitures, acquisitions and discontinued product lines can distort our current period revenues when compared to prior periods.

Adjusted Earnings Per Diluted Share
The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of adjusted net income reflects GAAP net income adjusted for one or more of the following items, as applicable:

•Structural optimization charges. These charges, which include employee severance and other costs associated with exit or disposal of facilities, costs related to transferring manufacturing and/or distribution activities to different locations, and rationalization or enhancement of our organization, existing manufacturing, distribution, administrative, functional and commercial infrastructure. Some of these cost-saving and efficiency-driven activities are identified as opportunities in connection with acquisitions that provide the Company with additional capacity or economies of scale. Although recurring in nature, given management's ongoing review of the efficiency of our organization and structure, including manufacturing, distribution and administrative facilities and operations, management excludes these items when evaluating the operating performance of the Company because the frequency and amount of such charges vary significantly based on the timing and magnitude of the Company's rationalization activities and are, in some cases, dependent upon opportunities identified in acquisitions, which also vary in frequency and magnitude.
•Acquisition, divestiture and integration-related charges. Acquisition, divestiture and integration-related charges include (i) inventory fair value purchase accounting adjustments, (ii) changes in the fair value of contingent consideration after the acquisition date, (iii) costs related to acquisition integration, including systems, operations, retention and severance, (iv) legal, accounting, banking and other outside consultants expenses directly related to acquisitions or divestitures, and (v) gain or loss on sale of business and related costs to complete the divestiture of business. Although recurring, given the ongoing character of our acquisitions and divestitures, these charges are not factored into the evaluation of our performance by management after completion because they are of a temporary nature, they are not related to our core operating performance and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition and divestiture transactions as well as the level of inventory on hand at the time of acquisition.
•EU Medical Device Regulation charges. These charges represent costs specific to complying with the medical device reporting regulations and other requirements of the European Union’s regulation for medical devices. Management excludes this item when evaluating the Company’s operating performance, because these costs incurred are not reflective of its ongoing operations.
•Intangible asset amortization expense. Management excludes this item when evaluating the Company's operating performance because it is a non-cash expense.
•Income tax impact from adjustments. Estimated impact on income tax expense related to the following:

(i).Adjustments to income tax expense for the amount of additional tax expense that the Company estimates that it would record if it used non-GAAP results instead of GAAP results in the calculation of its tax provision, based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate.
(ii).When we calculate the adjusted tax rate, we include a full year estimate for all discrete items. We then apply that full year rate to the year-to-date results and calculate the current quarter’s rate to arrive at the year-to-date adjusted tax rate. We believe this removes significant variability in our results and creates a more operationally consistent result for our investors to use for comparability purposes.

Reconciliation of Non-GAAP Financial Measures

The Company provided the foregoing unaudited, preliminary fourth quarter and full-year 2022 results regarding adjusted earnings per diluted share but has not provided a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, discontinuations, structural optimization, efforts to comply with the EU Medical Device Regulation-related charges, intangible asset amortization expenses and income tax impact from adjustments are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results.

The information contained in Item 2.02 of this Current Report on Form 8-K (including the Press Release) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report on Form 8-K (including the Press Release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 7.01 REGULATION FD DISCLOSURE

On January 10, 2023, the Company posted an investor presentation to its website at https://investor.integralife.com. A copy of the investor presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K. The Company intends to use the presentation in connection with certain meetings and presentations at the J.P. Morgan Healthcare Conference in San Francisco, California.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2 attached hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K. The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2 attached hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release, dated January 10, 2023, issued by Integra LifeSciences Holdings Corporation

99.2 Investor Presentation

104 Cover Page Interactive Data File (embedded within the inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: January 10, 2023	By:	/s/ Carrie Anderson
Carrie Anderson
	Title:	Executive Vice President and Chief Financial Officer